UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2014

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-3261	46-2286804
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)          Director Resignation.

On June 4, 2014, in connection with the planned initial public offering of Euronext, a wholly-owned subsidiary of Intercontinental Exchange, Inc. (the “Company”), Euronext disclosed in its draft prospectus supplied to European regulators that Jan-Michiel Hessels plans to resign from his position as a director of the Company to continue serving as a director of Euronext following the completion of its initial public offering. Mr. Hessels resignation is contingent on the Company holding less than 30% of the issued share capital of Euronext after completion of the initial public offering. Similarly, the draft prospectus disclosed that Jeffrey Sprecher, Scott Hill and Jean-Marc Forneri will resign from the Euronext Supervisory Board if the Company holds less than 30% of the issued share capital of Euronext after completion of the initial public offering.

There have been no disagreements between Mr. Hessels and the Company on any matters related to the Company’s operations, policies or practices. Mr. Hessels is not a member of any committees of the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINETAL EXCHANGE, INC.

/s/ Scott A. Hill
Scott A. Hill
Chief Financial Officer

 Date: June 10, 2014